PAYCHECK PROTECTION PROGRAM LOAN

Section 1102, Keeping American Workers Paid and Employed Act of the CARES Act

PROMISSORY NOTE

PLEASE SEE IMPORTANT INFORMATION ABOUT THIS LOAN BELOW

SBA Loan #

Date of Loan May 7, 2020

Legal Business Name: CleanSpark, Inc.	Loan Amount: $531,169.00
Doing Business As:	Interest Rate: 1%
Business Address:
1185 South 1800 W Suite #3	Date of First Payment: December 7, 2020
Woods Cross, UT 84087	Loan Maturity Date: May 7, 2022

FOR VALUE RECEIVED, CleanSpark, Inc., (the “Borrower”) hereby promises to pay as necessary and in accordance with the Paycheck Protection Program under 13 CFR Part 120 (the “PPP”) to the order of CELTIC BANK CORPORATION (“Celtic Bank”) or subsequent holders of this Promissory Note (this “Note”) the principal amount of ($531,169.00) Dollars (the ”Loan”), together with all accrued interest thereon, which amount shall not exceed 1.00% per annum, as provided in this Note.

Assignable: This Note may be assigned or transferred by Celtic Bank or any subsequent holder of the Note to any individual, corporation, company, limited liability company, trust, joint venture, association, partnership, unincorporated organization, governmental authority, or other entity without the prior consent of or notice to any other person

Maturity Date: Unless forgiven in writing or otherwise modified in compliance with the terms of the PPP or other applicable SBA requirements, this Loan matures on: May 7, 2022 (“Maturity Date”).

Use of Proceeds. Borrower shall use the proceeds of this loan only for eligible expenses under the terms of the PPP. The Borrower shall use the funds received under this Note for business purposes only and not for personal, family or household purposes. The Borrower understands that this is not a consumer loan, and that statutory and regulatory protections for consumers will not apply to this Loan.

Repayment Requirements. Borrower must pay principal and interest estimated to be $29,892.25 every month beginning on December 7, 2020 (or the immediately following business day if such day is not a business day and which date reflects an automatic six-month deferral from the date of this Loan) and ending on the Maturity Date. Payments must be made on the 7th (or the immediately following business day if such day is not a business day) in the months they are due and be made in US dollars. These payments will be automatically debited from the Borrower’s bank account provided to Celtic Bank (“Linked Bank Account”). Borrower’s repayment obligation will be reduced by the amount of any loan forgiveness granted under the terms of the PPP. Your final payment on the Maturity Date may vary by up to 1% from your regular payment amount, and you agree to waive any special notice requirements for this payment variance.

Loan Forgiveness: Borrower may apply to Lender for forgiveness of the amount due on this loan in an amount equal to the sum of the following costs incurred by Borrower during the 8-week period beginning on the date of first disbursement of this loan:

a.	Payroll costs
b.	Any payment of interest on a covered mortgage obligation (which shall not include any prepayment of or payment of principal on a covered mortgage obligation)
c.	Any payment on a covered rent obligation
d.	Any covered utility payment

The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Paycheck Protection Program, including the provisions of Section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (P.L. 116-136). Not more than 25% of the amount forgiven can be attributable to non-payroll costs.

Borrower has received an EIDL advance in the amount of which amount shall be subtracted from the loan forgiveness amount.

Loan Prepayment: Notwithstanding any provision in this Note to the contrary: Borrower may prepay this Note at any time without penalty. Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20 percent and the Loan has been sold on the secondary market, Borrower must: a. Give Lender written notice; b. Pay all accrued interest; and c. If the prepayment is received less than 21 days from the date Lender received the notice, pay an amount equal to 21 days interest from the date lender received the notice, less any interest accrued during the 21 days and paid under b. of this paragraph. If Borrower does not prepay within 30 days from the date Lender received the notice, Borrower must give Lender a new notice.

Manner of Payment. All payments of principal and interest shall be made in US dollars on the date on which such payment is due. Such payments shall be made by ACH, cashier’s check, certified check, or wire transfer of immediately available funds to the holder of the Note’s (“Noteholder”) account at a bank specified by Celtic Bank or its assignees in writing to the Borrower from time to time. For purposes of this Note, the term Noteholder shall refer to the original Noteholder, any agent of the Noteholder, or any assignee or subsequent holder of the Note.

ACH Authorization. The Borrower authorizes Celtic Bank or any Noteholder to credit the Linked Bank Account with the Borrower’s Loan amount or where otherwise required for servicing of this Loan. The Borrower also authorizes the Noteholder to automatically debit any payments due pursuant to the terms of this Note. If the Borrower decides to prepay this Loan, the Borrower authorizes the Noteholder to debit any Linked Bank Account. If any debit attempt to the Linked Bank Account fails, the Borrower grants Noteholder at each instance a new, original authorization to make new debit attempts in an amount less than the amount then currently due or an amount reduced from the previous debit from the Linked Bank Account. The Borrower acknowledges and agrees to be bound by NACHA’s rules for business-related ACH debits and credits.

Prepayment. No prepayment penalty will be assessed.

Interest. Principal amounts outstanding under this Note shall bear interest at a rate per annum (the “Interest Rate”) equal to 1%. All computations of interest hereunder shall be made on the basis of a year of 365/365 and the actual number of days elapsed. Interest shall begin to accrue on the Loan on the date of this Note. On any portion of the Loan that is repaid, interest shall not accrue on the date on which such payment is made.

Events of Default with Respect to Amounts Due. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder with respect to any amounts due from the Borrower under this Loan that are not forgiven under the terms of the PPP (the “Nonforgiven Amount”): Borrower fails to pay (i) any principal amount of the Nonforgiven Amount of the Loan when due; (ii) any interest on the Nonforgiven Amount of the Loan within five (5) days after the date such amount is due; or (iii) any other Nonforgiven Amount due hereunder within ten (10) days after such amount is due.

Remedies. Upon the occurrence and during the continuance of an Event of Default, Noteholder may, at its option, by written notice to the Borrower declare the outstanding principal amount of the Nonforgiven Amount of the Loan, accrued and unpaid interest thereon, and all other amounts payable hereunder immediately due and payable.

Indemnification. The Borrower will indemnify and hold harmless Celtic Bank and any Noteholder (and their respective employees, directors, agents, affiliates and representatives) from and against any cost, loss or liability including interest, penalties, reasonable attorneys' fees and expenses resulting from the Borrower’s misrepresentation in the application for this Loan or otherwise or breach of warranty, default or breach of any covenant in this Note.

Notices. All notices and other communications relating to this Note shall be in writing and shall be deemed given upon the first to occur of (a) deposit with overnight courier service, properly addressed and shipping prepaid; (b) transmittal by e-mail properly addressed (with written acknowledgment from the intended recipient such as “return receipt requested” function, return e-mail, or other written acknowledgment); or (c) actual receipt by an employee or agent of the other party. Notices hereunder shall be sent to the following addresses, or to such other address as such party shall specify in writing:

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If to the Borrower:

Name: CleanSpark, Inc.	Address 1185 South 1800 W,
Suite #3 Woods Cross, UT 84087
Phone:
Attention: LORI LOVE

E-mail:

If to Celtic Bank:

CELTIC BANK CORPORATION	Address 268 SOUTH STATE STREET, SUITE 300
SALT LAKE CITY, UT 84111
Phone:
Attention:

E-mail:

Representations and Warranties. The Borrower represents and warrants to the Noteholder as follows:

Existence. The Borrower is a/an [individual/corporation/limited liability company/partnership] duly incorporated or formed, as applicable, validly existing, and in good standing under the laws of the state of its organization. The Borrower has the requisite power and authority to own, lease, and operate its property, and to carry on its business.

Compliance with Law. The Borrower is in compliance with all laws, statutes, ordinances, rules, and regulations applicable to or binding on the Borrower, its property, and business.

Power and Authority. The Borrower has the requisite power and authority to execute, deliver, and perform its obligations under this Note.

Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary company action in accordance with applicable law. The Borrower has duly executed and delivered this Note.

Information is True and Accurate. The information provided in all supporting documents and forms to obtain this Loan is true and accurate in all material respects. The Borrower (and any individual who provided information for the application of this Loan) understands that knowingly making a false statement to obtain this loan from SBA is punishable under the law, including under 18 USC 1001 and 3571 by imprisonment of not more than five years and/or a fine of up to $250,000; under 15 USC 645 by imprisonment of not more than two years and/or a fine of not more than $5,000; and, if submitted to a federally insured institution, under 18 USC 1014 by imprisonment of not more than thirty years and/or a fine of not more than $1,000,000.

Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based on, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Utah and/or all applicable federal regulations under the PPP Loan program.

When SBA is the holder, or in the event of transfer of this Note, this Note will be interpreted and enforced under Federal law, including SBA regulations. The Noteholder or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any Federal immunity from state or local control, penalty, tax, or liability. As to this Note, the Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt Federal law

BINDING ARBITRATION. Unless SBA is the holder of this Note, the Noteholder and the Borrower irrevocably and unconditionally agree to arbitrate all disputes arising under or in connection with this Agreement by a neutral arbitrator who has the power to award the same damages and relief that a court can. ANY ARBITRATION UNDER THIS AGREEMENT WILL ONLY BE ON AN INDIVIDUAL BASIS; CLASS ARBITRATIONS, CLASS ACTIONS, REPRESENTATIVE ACTIONS, AND CONSOLIDATION WITH OTHER ARBITRATIONS ARE NOT PERMITTED. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY. THE BORROWER WAIVES ANY RIGHT TO PARTICIPATE IN A CLASS ACTION AGAINST THE

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NOTEHOLDER OR ANY OF THEIR RESPECTIVE ASSIGNEES OR AGENTS If any provision of this arbitration agreement is found unenforceable, the unenforceable provision will be severed, and the remaining arbitration terms will be enforced (but in no case will there be a class arbitration). All disputes will be resolved finally and exclusively by binding individual arbitration with a single arbitrator administered by the American Arbitration Association (www.adr.org) according to this Section and the applicable arbitration rules for that forum. The arbitrator will be responsible for determining all threshold arbitrability issues, including issues relating to whether this Note is unconscionable or illusory and any defense to arbitration, including waiver, delay, laches, or estoppel. The Federal Arbitration Act, 9 U.S.C. §§ 1-16, fully applies. Any arbitration hearing will occur in San Francisco, California or other mutually agreeable location. The arbitrator’s award will be binding on the parties and may be entered as a judgment in any court of competent jurisdiction. For any dispute against Noteholder, Noteholder will pay all the arbitration fees. If the Borrower prevails on any claim for which the Borrower is legally entitled to attorney’s fees, the Borrower may seek to recover those fees in the arbitration. For any claim where the Borrower is seeking relief, the Noteholder will not seek to have the Borrower pay the Noteholder’s attorney’s fees, even if fees might otherwise be awarded, unless the arbitrator determines that the Borrower’s claim was frivolous. For purposes of this arbitration provision, references to the Borrower or the Noteholder also include respective subsidiaries, affiliates, agents, employees, predecessors, successors and assigns as well as authorized users or beneficiaries of the PPP Program. Subject to and without waiver of the arbitration provisions above, the Borrower agrees that any judicial proceedings will be brought in and the Borrower consents to the exclusive jurisdiction and venue in the state courts in the City and County of Salt Lake, Utah or federal court for the Northern District of Utah.

Integration. This Note constitutes the entire contract between the Borrower and Celtic Bank with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

Amendments and Waivers. No term of this Note may be waived, modified, or amended, except by an instrument in writing signed by the Borrower and the Noteholder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

Consent to Use Electronic Signature. In order to receive the Loan amount, Celtic Bank must provide the Borrower certain disclosures required by law. By submitting the Borrower’s application and agreeing to the terms of this Note, which the Borrower collectively adopts as its electronic signature, the Borrower consents and agrees that: (i) Celtic Bank and any Noteholder can provide all disclosures required by law and other information about the Borrower’s legal rights and duties to the Borrower electronically, including by e-mail, a Website portal or mobile phone application; (ii) the Borrower’s electronic signature on agreements and documents has the same effect as if the Borrower signed them in ink and is evidence of the Borrower’s intention to be bound by this Note; (iii) Electronic disclosures have the same meaning and effect as if the Borrower were provided paper disclosures; (iv) Disclosures are considered received by the Borrower within 24 hours of the time posted to Celtic Bank’s or any Noteholder’s website, or within 24 hours of the time emailed to the Borrower unless Celtic Bank or Noteholder receives notice that the email was not delivered. (v) Celtic Bank or Noteholder reserves the right to cancel this electronic disclosure service, change the terms of use of this service or send disclosures in paper form at any time. (vi) Celtic Bank or Noteholder is responsible for sending notice of the disclosures to the Borrower electronically, but Celtic Bank or Noteholder are not responsible for any delay or failure in the Borrower’s receipt or review of the email notices. The Borrower agrees and confirms that the Borrower has access to the necessary equipment to receive, access and print any disclosures that may be provided in electronic form. The Borrower will not seek to withdraw the Borrower’s consent for electronic signature and disclosures while the Borrower has an outstanding Loan balance.

Access to Disclosures. The Borrower understands that in order to access and retain the electronic disclosures the Borrower will need the following: (i) A computer or mobile device with Internet or mobile connectivity; (ii) For desktop website-based Communications: (a) Latest web browser that includes 256-bit encryption; (b) The browser must have cookies enabled. Use of browser extensions may impair full website functionality; (c) Minimum recommended browser standards are Mozilla Firefox latest version (see http://www.mozilla.com for latest version), Apple Safari latest version (see http://www.apple.com/safari for latest version), or Chrome latest version (see http://www.google.com/chrome for latest version); (iii) For mobile-based Communications: (a) A latest device operating system that supports text messaging, downloading, and applications from the Apple App Store or Google Play store; and (b) The latest version of Safari or Chrome on iOS or the latest version of Chrome for Android; (iv) Access to the email address used to create your Celtic Bank account; (v) Sufficient storage space to save Communications and/or a printer to print them; (vi) Use of spam filters may block or re-route emails from senders not listed in your email address book.

Additional Communications. The Borrower consents to accept and receive communications from Celtic Bank and any Noteholder, including e-mail, text messages, calls, and push notifications to the cellular telephone number the Borrower provides. These non- telemarketing communications may be generated by automatic telephone dialing systems which will deliver pre-recorded messages, including for the purposes of secondary authentication, receipts, reminders and other notifications. Standard message and data rates applied by the Borrower’s cell phone carrier may apply to the text messages Celtic Bank or any Noteholder sends the Borrower. The Borrower may only opt-out of receiving text message communications by replying STOP to text messages.

No Waiver, Cumulative Remedies. No failure by Celtic Bank or any subsequent Noteholder to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The rights, remedies, and powers herein provided are cumulative and not exclusive of any other rights, remedies, or powers provided by law.

Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or render such term or provision invalid or unenforceable in any other jurisdiction.

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Counterparts. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract.

Third-Party Beneficiary. Any assignee of this Note shall be deemed to be a third-party beneficiary to this Note and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if they were a party hereto.

Non-Recourse. Noteholder and SBA shall have no recourse against any individual shareholder, member or partner of Borrower for non-payment of the loan, except to the extent that such shareholder, member or partner uses the loan proceeds for an unauthorized purpose.

Errors and Omissions: The undersigned Borrower for and in consideration of Celtic Bank funding the closing of this Loan agrees, if requested by Celtic Bank or its assignees, to fully cooperate and adjust for clerical errors, any or all Loan closing documentation if deemed necessary or desirable in the reasonable discretion of Celtic Bank or its assignees.

UNDERSIGNED BORROWER ACKNOWLEDGES THAT HE/SHE IS THE AUTHORIZED REPRESENTATIVE OF THE

APPLICANT AND HAVING READ ALL THE PROVISIONS OF THIS LOAN DOCUMENT AND AGREES TO ITS TERMS

BY SIGNING THE BORROWER AGREES THAT ALL INFORMATION PROVIDED IN THIS APPLICATION AND ALL SUPPORTING DOCUMENTS AND FORMS TO OBTAIN THIS LOAN ARE TRUE AND ACCURATE IN ALL MATERIAL RESPECTS AND THAT ANY KNOWN FALSE STATEMENTS ARE PUNISHABLE BY FINE, IMPRISONMENT OR BOTH.

IN WITNESS WHEREOF, the Borrower has executed this Note as of May 7, 2020.	Acknowledged and Accepted by CELTIC BANK CORPORATION

LORI LOVE
Name	Name

/s/ Lori Love	/s/
Signature	Signature

Chief Financial Officer	Loan Processor
Title	Title

Equal Credit Opportunity Act (15 U.S.C. 1691)

The Federal Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, marital status or age (provided the applicant has the capacity to enter into a binding contract); because all or part of the applicant's income derives from any public assistance program, or because the applicant has in good faith exercised any right under the Consumer Credit Protection Act.

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